CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------




Board  of  Directors
Interactive  Multimedia  Network,  Inc.
Jersey  City,  New  Jersey




We consent to the use of our audit report dated June 24, 1999 on the consolidated financial statements of Interactive Multimedia Network, Inc. as of March 31, 1999, for the filing with and attachment to the Form 10-K for the year ending March 31, 1999.






Williams  &  Webster,  P.S.
Certified  Public  Accountants
Spokane,  Washington


August  19,  1999